KAUFMAN & MOOMJIAN, LLC
                                ATTORNEYS AT LAW

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                   50 CHARLES LINDBERGH BOULEVARD - SUITE 206
                          MITCHEL FIELD, NEW YORK 11553

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                            TELEPHONE: (516) 222-5100
                            FACSIMILE: (516) 222-5110
                          INTERNET: www.kmcorplaw.com



                                                           December 20, 2001

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

          Re:      Windswept Environmental Group, Inc.
                   Registration Statement on Form S-8
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Dear Sirs/Madams:

          We have acted as counsel for Windswept Environmental Group, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 5,000,000 shares (the "Shares") of the common stock, par value $.0001 per share (the "Common Stock"), of the Company, available for award under the Company's 2001 Equity Incentive Plan (the "Plan").

          As counsel for the Company, we have examined the Company's corporate records, including its Certificate of Incorporation, as amended to date, By-Laws, as amended to date, its corporate minutes, the form of the stock certificate representing shares of Common Stock, the Plan, and such other documents as we have deemed necessary or relevant under the circumstances.

          Based upon our examination, we are of the opinion that the Shares, when duly issued pursuant to, and in accordance with, the Plan, will be duly authorized, legally issued, fully paid and nonassessable.

          We hereby consent to be named in the Company's Registration Statement on Form S-8 (the "Registration Statement") with respect to the Shares as counsel of the Corporation, and we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                   Very truly yours,


                                                   KAUFMAN & MOOMJIAN, LLC


                                                   By:  /s/Neil M. Kaufman
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                                                      Neil M. Kaufman, Member